EXHIBIT 10

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") is made and entered into this _1st ay of October, 2000 between Inc.ubator Capital, Inc. (the "Company"), a Delaware corporation, and Steven Antebi (the "Consultant").

         In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purpose. Company hereby engages Consultant as an independent consultant (and not as an agent, employee, partner or joint venturer) during the term specified hereinafter to render consulting advice to Company upon the terms and conditions as set forth herein.

2. Term. This Agreement will be effective for a period of twelve (12) months, commencing on the date of this Agreement (the "Term"), provided that the Company may terminate this Agreement at any time for any reason upon 30 days' prior written notice to the Consultant; provided that the provisions of Sections 4 and 11-17 inclusive will survive termination of this Agreement.

3. Duties of Consultant.

(a) During the Term, Consultant will provide the Company with such consulting advice as is reasonably requested by Company with respect to with respect to financial planning and the development of a business plan as is reasonably requested by Company. In performance of these duties, Consultant will provide Company with the benefits of its reasonable judgment and efforts. Consultant's duties will include, but will not necessarily be limited to the following:

(i) Advice regarding the existing and possible alternative financial structures for the Company;

(ii) Advice regarding the formulation of business and financing goals and plans;

(iii) Advice concerning strategic issues, including alliance partnerships and joint ventures;

(iv) Advice concerning short and long range financial planning;

(v) Advice regarding the implementation of the Company's goals and plans; and

(vi) Use of Consultant's reasonable best endeavors to comply with all reasonable requests of the Company in relation to the performance of the duties of the Consultant hereunder.

 (b) In connection with rendering its advice hereunder, Consultant and its employees and agents will be given reasonable access to Company's officers, premises and records.

(c) Company acknowledges that Consultant's advice pursuant hereto does not and will not constitute any guarantee or other assurance as to the ability of the Company to accomplish any specific goals or plans of Company.

(d) Company acknowledges that Consultant retains the right to provide consulting advice to other parties. Nothing herein contained will be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business. During the Term the Consultant will not, however, provide consulting advice in favor of any other parties engaged in the same business as the Company without prior written consent of the Company, other than to affiliates of the Company.

4.       Compensation.

In consideration for Consultant agreeing to provide and providing the consulting services to be rendered pursuant to this Agreement, the Company agrees, subject to the applicable requirements of federal and state law of the United States and of any regulatory authority therein, to issue to Consultant, 2,500,000 shares [representing 9.9%] (the "Shares") of the Company's common stock. The Shares will be issued to Consultant promptly following the execution of this Agreement and the effectiveness of a Registration Statement on Form S-8 covering the Shares, but in no event later than two weeks following the date hereof.

5. Expenses. The Company will pay or promptly reimburse Consultant for the out-of-pocket expenses, including expenses for travel, lodging, and meals, which
(a) are incurred by Consultant in connection with the performance of services under this Agreement, (b) the Company either (i) authorizes in advance and confirms in writing or (ii) subsequently determines, in its sole discretion, to be reasonable under the circumstances, (c) are identified in an invoice submitted to the Company, and (d) are supported by receipts for individual expense items of Twenty-Five Dollars ($25) or more.

6. Proprietary Information. Consultant agrees that, except as appropriate to carry out its duties under this Agreement or as required by law (in the opinion of Consultant's counsel), it will not use or disclose, without the Company's prior consent, any information furnished or disclosed (whether before or after the date hereof) to Consultant by the Company or its employees, agents or representatives, including without limitation any of the Company's trade secrets or other proprietary information or information concerning the Company's current and any future proposed operations, services or products; provided that Consultant's obligations of nonuse and nondisclosure under this provision will not be deemed to restrict the use and/or disclosure of information that (a) is or becomes publicly known or within the public domain without a breach of this agreement, (b) Consultant can establish was known to it prior to its receipt thereof, or (c) has been or is subsequently disclosed to Consultant by a third person who is not under an obligation of confidence to the Company or any of its affiliates.

7. Representations and Warranties of the Company. The Company represents and warrants to Consultant as follows:

(a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all corporate authorizations, necessary to enable it to enter into this Agreement and carry out the transactions that are the subject of this Agreement.

(b) This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(c) When issued as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, free and clear of any liens or encumbrances, and will be free of restrictions on transfer.

(d) When issued as provided in this Agreement, the Shares will have been registered with the Securities and Exchange Commission and qualified in the State of California under the California Corporate Securities Laws of 1968, as amended, or exempt from such qualification.

8. Representations and Warranties of the Company. The Consultant represents and warrants to the Company that this Agreement is a valid and binding agreement of the Consultant, enforceable against the Consultant in accordance with its terms.

9. Assignment. This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) without prior written consent of the other party, but, subject to the foregoing limitation, this Agreement will be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the parties.

10. Notices and Other Communications. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or transmitted by a facsimile process (with a prompt written confirmation) or, if outside the hours of 9:00 a.m. to 5:00 p.m. on any business day in the jurisdiction of the addressee, will be deemed to be given at 9:00 a.m. on the next business day, or on the third business day after the day on which mailed from within the United States of America, to the following addresses (or to any other address subsequently specified by the person to whom the notice or other communication is sent):

         If to the Company:

                  Inc.ubator Capital, Inc.
                  9777 Wilshire Boulevard
                  Beverly Hills, California  90212

                           Attention:
         Facsimile Number:

         If to the Consultant:

                  Steven Antebi
                  c/o Fontenelle LLC

                  345 North Maple Drive, Suite 358
                  Beverly Hills, California 90210
         Attention: Steven Antebi, Manager
         Facsimile Number: (310) 476-1338

                           With a copy to:

                           Jan Powers
                           Mitchell, Silberberg & Knupp
                           11377 W. Olympic Boulevard
                           Los Angeles, California 90064
                           Facsimile Number:  (310) 312-3798

         For the purposes of this Agreement, "business day" will refer to a day in which trading banks are open for business.

11. Captions. The headings of the sections of this Agreement are intended solely for convenience of reference and are not intended and will not be deemed for any purpose whatever to modify or explain or place any construction upon any of the provisions of this Agreement.

12. Attorneys' Fees. In the event any party hereto will institute an action to enforce any rights hereunder, the prevailing party in such action will be entitled, in addition to any other relief granted, to reasonable attorneys' fees and costs.

13. Entire Agreement. This Agreement, together with the Warrant, constitute the entire agreement between the parties hereto pertaining to the consulting relationship of the parties and supersede all prior and contemporaneous agreements and understandings of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement will be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any provision hereof (whether or not similar), nor will waiver constitute a continuing waiver.

14. Indemnification by the Company and the Consultant.

         (a) Consultant hereby agrees to indemnify and save Company and hold Company harmless in respect of all causes of actions, liabilities, costs, charges and expenses, loss and damage (including consequential loss) suffered or incurred by the Company (including legal fees) arising from any willful or grossly negligent act or omission of the Consultant or its employees, servants and agents and /or arising from any material breach by Consultant or any of its employees, servants and agents of any of the terms and conditions imposed on the Consultant pursuant to this Agreement.

         (b) Company  hereby  agrees to indemnify and save  Consultant  and hold
Consultant harmless in respect of all causes of actions, liabilities, costs, charges and expenses, loss and damage (including consequential loss) suffered or incurred by the Consultant (including legal fees) arising from any willful or grossly negligent act or omission of the Company or its employees, servants and agents and/or arising from material breach by Company or any of its employees, servants and agents of any of the terms and conditions imposed on the Company pursuant to this Agreement.

         (c) No party will be liable to any other party hereunder for any claim covered by insurance, except to the extent that the liability of such party exceeds the amount of such insurance coverage. Nothing in this clause (c) will be construed to reduce insurance coverage to which any party may otherwise be entitled.

15. Severability. If any provision or portion of a provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, that provision or portion will be excluded from this Agreement, but only to the extent of such prohibition or unenforceability, and the balance of the Agreement will be interpreted as if that provision or portion were so excluded, and will be enforceable in accordance with its terms.

16. Governing Law. This Agreement will be governed by, and construed under, the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

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17.  Counterparts.  This Agreement may be executed in counterparts.  All of such counterparts will constitute one and the same agreement. The Company and Consultant agree that facsimile signatures of this Agreement will be deemed a valid and binding execution of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day and year first above written.

                  Company:                       Inc.ubator.com, Inc.


                                             By: /s/ Harry Weitzel
                                                 -------------------------------
                                                 Name:  Harry Weitzel
                                                 Title:  Chief Executive Officer

                  Consultant:


                                                 /s/  Steven Antebi
                                                 -------------------------------
                                                 Steven Antebi